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                      FRANKLIN ELECTRONIC PUBLISHERS, INC.
                               STOCK OPTION PLAN
            (As Amended and Restated Effective as of July 24, 1996)



1.  Purpose.
    -------

     The purpose of this Stock Option Plan (the "Plan") is to induce key personnel, including employees, officers, directors and independent contractors, to remain in the employ or service of Franklin Electronic Publishers, Inc. (the "Company") and its present and future subsidiary corporations ("Subsidiaries"), to attract new key personnel and to encourage such key personnel to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options ("Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options which are not "incentive stock options" ("non-incentive stock options") or (c) a combination thereof, as determined by
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the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.

2.  Effective Date of the Plan.
    --------------------------

     The Plan, as amended and restated by resolution of the Board on January 30, 1996, shall become effective on January 30, 1996, subject to ratification by the stockholders at the 1996 Annual Meeting of the Stockholders of the Company.

3.  Stock Subject to Plan.
    ---------------------

     2,250,000 of the authorized but unissued shares of the common stock, no par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options; provided, however, that the number of shares so
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reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.  Committee.
    ---------

     The committee shall consist of two or more members of the Board, both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the contemplation of Section

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162(m)(4)(C) of the Code.  The Committee shall be appointed annually by the
Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a duly called meeting of the Committee at which a quorum is present. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5.  Administration.
    --------------

     The Plan shall be administered by the Committee. The Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option agreements or certificates which evidence Options, to determine the individuals (the "Participants") to whom and the times and the prices at which Options shall be granted, the periods during which Options shall be exercisable, the number of shares of the Common Stock to be subject to Options and whether Options shall be incentive stock options or non-incentive stock options and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of

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the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

6.  Eligibility.
    -----------

     An Option may be granted only to (a) key employees of the Company or a Subsidiary (including officers and/or directors), (b) directors of the Company who are not employees or officers of the Company or a Subsidiary, (c) independent contractors hired by the Company or a Subsidiary to provide, on a regular basis, consulting services for the Company or a Subsidiary and (4) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

7.  Option Prices.
    -------------

     A. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market

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value of a share of the Common Stock on the date such Option is granted;
provided, however, that, in the case of a Participant who owns more than 10% of
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the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date such Option is granted.

     B. Except as otherwise provided in Section 21 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 75% of the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that the initial per share
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option price of any non-incentive option which is granted to a person who is or who in the opinion of the Committee may become a "covered employee" within the contemplation of Section 162(m)(3) of the Code shall not be less than 100% of the fair market of a share of the Common Stock on the date such Option is granted.

     C. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined in good faith by the Committee.

8.  Option Term.
    -----------

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 21 hereof, in
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the case of a

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Participant who owns more than 10% of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9.  Limitations on Amount of Stock Options Granted.
    ----------------------------------------------

     A. Except as otherwise provided in Section 21 hereof, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 100,000 shares of the Common Stock.

10.  Exercise of Options.
     -------------------

     A. Except as otherwise provided in Section 9A hereof, a Participant may exercise each Option granted to him in such installments as the Committee shall determine at the time of the grant thereof; provided, however, that, unless the
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Committee shall otherwise determine, a Participant may not exercise an Option prior to the first anniversary of the date of the granting of such Option to him and a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him and ending on the day preceding the second anniversary of such date, exercise such Option with respect to

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one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby; provided, further, however, that, except as otherwise
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provided in Section 21 hereof, notwithstanding any other provisions of the Plan to the contrary, no Option shall be exercisable until the date which is six months after the date on which such Option is granted.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable in accordance with the provisions of Section 10A.

     D. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the Common Stock so specified; provided,
                                                                   --------
however, that all or any portion of such payment may be made in kind by the
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delivery of shares of the Common Stock which have been owned by the Participant for a minimum period of six months having a fair

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market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of
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Regulation T (as in effect from time to time) promulgated under the Exchange
Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and to receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

     E. If the Company and/or one or more of its Subsidiaries shall maintain a "cash or deferred arrangement" within the meaning of Section 401(k)(2) of the Code, and if any Participant shall effect a withdrawal therefrom by reason of a "hardship" within the contemplation of section 401(k)(2)(B)(iv) of the Code, then, notwithstanding any other provision of the Plan or of any stock option agreement or certificate entered into or issued in accordance with the provisions of the Plan, no Option may be exercised by such Participant during the period of one year commencing on the date of such withdrawal.

11.  Transferability.
     ---------------

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

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12.  Termination of Service.
     ----------------------

     In the event a Participant leaves the employ or service of the Company and the Subsidiaries for any reason other than death, retirement on or subsequent to his 65th birthday or permanent disability, whether voluntarily or otherwise, each Option granted to him shall, to the extent it is exercisable on the date of such termination of employment or service, terminate upon the earlier to occur of (i) the expiration of 90 days after such termination of employment or service or (ii) the expiration date specified in such Option. In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his death or permanent disability or by reason of his retirement on or subsequent to his 65th birthday, each Option granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of six months after the date of such death or permanent disability or such retirement or (ii) the expiration date specified in such Option.

13.  Adjustment of Number of Shares.
     ------------------------------

     In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option, the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been

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outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and for each share of the Common Stock referred to in Sections 9B and 22B hereof the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitable requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by Options and the number of shares set forth in Sections 9B and 22B hereof, such adjustment shall be made by the Committee and shall be effective and binding

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for all purposes of the Plan and of each outstanding Option.  In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this
Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any Option. In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, all outstanding Options shall terminate.

14.  Purchase for Investment, Withholding and Waivers.
     ------------------------------------------------

     A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will be required, as a condition of the Company's obligation to issue such shares, to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

     B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

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     C.   Each Participant shall be required, as a condition of exercising any non-incentive stock option, to make such arrangements with the Company with respect to withholding as the Committee may determine.

15.  No Stockholder Status.
     ---------------------

     Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.  No Restrictions on Corporate Acts.
     ---------------------------------

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

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17.  Decline in Market Price.
     -----------------------

     In the event that the fair market value of the Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock; provided, however, that none of
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the foregoing actions may be taken without the prior approval of the Board.

18.  No Employment Right.
     -------------------

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or other service of the Company or such Subsidiary.

19.  Amendment of the Plan.
     ---------------------

     The Board may at any time make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further
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approval of stockholders representing a majority of the outstanding shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of section 13 hereof), or change the class of persons eligible to participate in the Plan or change the manner of determining the option prices which would result in a decrease in the option price, or extend

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the period during which an Option may be granted or exercised.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.  Expiration and Termination of the Plan.
     --------------------------------------

     The Plan shall terminate on April 25, 1998, or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21.  Options Granted in Connection with Acquisitions.
     -----------------------------------------------

     In connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted to employees and other personnel of an Acquired Subsidiary in exchange or substitution for then outstanding options to purchase securities of the Acquired Subsidiary, such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

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22.  Options for Outside Directors.
     -----------------------------

     A. Notwithstanding any other provision of the Plan, a director of the Company who is not an employee of the Company or a Subsidiary (an "Outside Director") shall be eligible to receive an Option only in accordance with the terms and conditions of this Section 22. Except as otherwise provided in this
Section 22, each such Option shall be subject to all of the provisions of the Plan.

     B.   I.   On the first business day of January of each year, each Outside
Director shall be granted an Option to purchase 3,000 shares of the Common Stock; provided, however, that, if an Outside Director shall become an Outside
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Director after the first regularly scheduled meeting of the Board during any calendar year, on the first business day on which he shall be an Outside Director, he shall be granted an Option to purchase the number of shares of the Common Stock equal to the product of 3,000 and the fraction the numerator of which shall be the number of regularly scheduled meetings of the Board remaining in such calendar year and the denominator of which shall be four.

          II. The Committee may, with the approval of a majority of the members of the Board, grant additional Options, in such amounts and at such times as the Committee may determine, to Outside Directors who perform services for the Company and who are not members of the Committee at the time of such grant.

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          III.  The per share option price of each Option granted to an Outside
Director pursuant to the provisions of this Section 22B shall be equal to the fair market value of a share of the Common Stock on the date such Option is granted.

          IV. The term of each Option granted to an Outside Director shall be ten years.

     C. Any Option granted to any Outside Director shall be exercisable as to all shares of the Common Stock covered thereby commencing on the date six months after the date on which such Option is granted.

     D. The provisions of this Section 22 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors, and the provisions of this Section 22 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the regulations or rules thereunder.

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